VOID AFTER 5:00 P.M., EASTERN TIME, ON NOVEMBER 17, 2020

NEITHER THIS WARRANT NOR THE WARRANT STOCK (AS HEREINAFTER DEFINED) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE WARRANT STOCK MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

______________________________________________________________________________

BIORESTORATIVE THERAPIES, INC.

(Incorporated under the laws of the State of Delaware)

Warrant

125,000 Shares November 17, 2015

FOR VALUE RECEIVED, BIORESTORATIVE THERAPIES, INC., a Delaware corporation (the “Company”), hereby certifies that JOHN M. DESMARAIS (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company up to ONE HUNDRED AND TWENTY-FIVE THOUSAND (125,000) SHARES OF COMMON STOCK, $.001 par value per share, of the Company (“Common Shares”) at a price of FIVE DOLLARS ($5.00) per share (the “Exercise Price”) during the period commencing thirty (30) days following the date hereof and terminating at 5:00 P.M. on the fifth anniversary of the date hereof.

The number of Common Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Stock.”

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

1.                  Exercise of Warrants.

1.1 Exercise. Exercise of this Warrant shall be made upon surrender of this Warrant with the Warrant Exercise Form attached hereto duly completed and signed and delivered to the Company, at its address 40 Marcus Drive, Suite One, Melville, New York 11747 (or such office or agency of the Company as it may designate in writing to the Holder hereof). Payment upon exercise shall be made at the written option of the Holder either (i) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by the withholding of shares of Warrant Stock otherwise issuable upon exercise of this Warrant, in accordance with Section 1.2 or (iii) by a combination of either of the foregoing methods, for the number of shares of Warrant Stock specified in such form (as such number shall be adjusted to reflect any adjustment in the total number of shares of Warrant Stock issuable to the Holder pursuant to the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Warrant Stock determined as provided herein. The Company shall promptly (but in no event later than five (5) business days after the date on which the Company receives this Warrant, the executed Warrant Exercise Form and payment of the Exercise Price, if any (the “Exercise Date”)), issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the shares of Warrant Stock issuable upon such exercise, with such restrictive legend as required by the Act, as applicable. Subject to the delivery of this Warrant, the executed Warrant Exercise Form and payment of the Exercise Price, if any, any person so designated by the Holder to receive Warrant Stock shall be deemed to have become the holder of record of such shares of Warrant Stock as of the Exercise Date. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder.

1.2 Net Exercise. If the Fair Market Value (as hereinafter defined) of one Common Share is greater than the Exercise Price of one share of Warrant Stock (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Warrant Stock equal to the number of Common Shares computed using the following formula:

X=Y*(A-B)/A

Where X= the number of Common Shares to be issued to the Holder

Y= the number of Common Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A= the Fair Market Value of one Common Share

B= the Exercise Price (as adjusted to the date of such calculation).

1.3 Fair Market Value. For purposes hereof, “Fair Market Value” shall be determined as follows:

(a) if the Common Shares of the Company are listed on any established stock exchange or a national market system, including, without limitation, The Nasdaq Stock Market, or quoted on any other market for which closing sales prices are available, including, without limitation, the OTCQB, Fair Market Value shall be the average of the closing sales prices for the Common Shares, as quoted on such exchange, system or other market, on the five (5) trading days immediately preceding the Exercise Date;

(b) if the Common Shares of the Company are quoted but closing sales prices are not reported, then Fair Market Value shall be the average of the mean between the high bid and low asked prices for the Common Shares on the five (5) trading days immediately preceding the Exercise Date; or

(c) in the absence of any quotations for the Common Shares of the Company during the five (5) trading days immediately preceding the Exercise Date, Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

2.                  Registered Owner. The Company may consider and treat the person in whose name this Warrant shall be registered as the absolute owner thereof for all purposes whatsoever and the Company shall not be affected by any notice to the contrary. Subject to the provisions hereof, the registered owner of this Warrant shall have the right to transfer it by assignment and the transferee thereof, upon his registration as owner of this Warrant, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Warrant to the Company at its offices together with the Warrant Assignment Form attached hereto duly executed. In case of transfers by operation of law, the transferee shall notify the Company of such transfer and of his address, and shall submit appropriate evidence regarding the transfer so that this Warrant may be registered in the name of the transferee. This Warrant is transferable only on the books of the Company by the Holder on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Warrant not registered at the time of sending the communication.

3.                  Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

4.                  Fractional Shares. The Company shall not be required to issue certificates representing fractions of Common Shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the Company and the Holder that all fractional interests shall be eliminated.

5.                  Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

6.                  Anti-Dilution Provisions.

6.1               Adjustments for Stock Dividends; Combinations, Etc. (a) In case the Company shall do any of the following (an “Event”):

(i)             declare a dividend or other distribution on its Common Shares payable in Common Shares of the Company,

(ii)           subdivide the outstanding Common Shares pursuant to a stock split or otherwise,

(iii)          combine the outstanding Common Shares into a smaller number of shares pursuant to a reverse split or otherwise, or

(iv)         reclassify its Common Shares,

then the Exercise Price in effect at the time of the record date for such dividend or other distribution or of the effective date of such subdivision, combination or reclassification shall be changed to a price determined by dividing (a) the product of the number of Common Shares outstanding immediately prior to such Event, multiplied by the Exercise Price in effect immediately prior to such Event by (b) the number of Common Shares outstanding immediately after such Event. Each such adjustment of the Exercise Price shall be calculated to the nearest one-hundredth of a cent. Such adjustment shall be made successively whenever any Event listed above shall occur.

(b) Whenever the Exercise Price is adjusted as set forth in Section 6.1 (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of shares of Warrant Stock), the number of shares of Warrant Stock specified in each Warrant which the Holder may purchase shall be adjusted, to the nearest full share, by multiplying such number of shares of Warrant Stock immediately prior to such adjustment by a fraction, of which the numerator shall be the Exercise Price immediately prior to such adjustment and the denominator shall be the Exercise Price immediately thereafter.

6.2               Adjustment for Reorganization, Consolidation or Merger. In case of any reorganization of the Company (or any other entity, the securities of which are at the time receivable on the exercise of this Warrant) after the date hereof or in case after such date the Company (or any such other entity) shall consolidate with or merge with or into another entity, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section l at any time after the consummation of such reorganization, consolidation or merger, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 6.l; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

7.                  Investment Intent. Unless, prior to the exercise of this Warrant, the issuance of the Warrant Stock has been registered with the Securities and Exchange Commission pursuant to the Act, the Warrant Exercise Form shall be accompanied by the Investment Representation Letter attached hereto, duly executed by the Holder.

8.                  Restrictions on Transfer.

8.1               Transfer to Comply with the Securities Act of 1933. Neither this Warrant nor any Warrant Stock may be sold, assigned, transferred or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 8 with respect to any resale, assignment, transfer or other disposition of such securities; or (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale, assignment, transfer or disposition.

8.2               Legend. Subject to the terms hereof, upon exercise of this Warrant and the issuance of the Warrant Stock, all certificates representing such Warrant Stock shall bear on the face or reverse thereof substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OPTION, LOAN OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH A REASONABLY SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT OR THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.”

The legend requirement imposed by this Section 8.2 as to the Act shall cease and terminate as to any particular Warrant Shares (a) when the Company has received a reasonably satisfactory opinion of counsel from Lowenstein Sandler LLP, Certilman Balin Adler & Hyman, LLP or other counsel reasonably acceptable to the Company that such legend is no longer required in order to assure compliance by the Company with the Act or (b) when such Warrant Shares have been effectively registered under the Act or transferred pursuant to Rule 144 promulgated under the Act. Wherever (x) such requirement shall cease and terminate as to any Warrant Shares or (y) such Warrant Shares shall be transferable under Rule 144(b)(1), the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth this Section 8.2 as to the Act.

9.                  Lost, Stolen or Destroyed Warrant. In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed and provides (a) a letter, in form reasonably satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing (in its discretion) either (a) or (b) or both, the Company shall accept such letter and/or indemnity bond in lieu of the surrender of this Warrant as required by Section 1 hereof.

10.              Notices. All notices required hereunder shall be given by first-class mail, postage prepaid, or overnight mail or courier and, if given by the Holder addressed to the Company at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Chief Executive Officer, or such other address as the Company may designate in writing to the Holder; and if given by the Company, addressed to the Holder at the address of the Holder shown on the books of the Company.

11.              Applicable Law; Jurisdiction. This Warrant is issued under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of Delaware, excluding choice of law principles thereof. The Company and, by its acceptance of this Warrant, the Holder hereby irrevocably consent and submit to the exclusive jurisdiction of any federal or state court located within Nassau or Suffolk County, New York over any dispute arising out of or relating to this Warrant and each party hereby irrevocably agrees that all claims in respect of such dispute or any legal action related thereto may be heard and determined in such courts. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it or he may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

12.              Amendments; Waivers. This Warrant shall not be changed, modified or amended except by a writing signed by the party to be charged, and this Warrant may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

BIORESTORATIVE THERAPIES, INC.

By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer